Exhibit 10.4

HIGHPEAK ENERGY, INC.

LONG TERM INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Pursuant to the terms and conditions of the HighPeak Energy, Inc. Long Term Incentive Plan, as amended from time to time (the “Plan”), HighPeak Energy, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the right and option to purchase all or any part of the number of shares of Stock set forth below (this “Option”) on the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Check one (or both if this Option exceeds applicable ISO limits) of the following:

☐ Incentive Stock Option (This Option is intended to be an ISO.)

☐ Nonstatutory Stock Option (This Option, or a portion of this Option, is not intended to be an ISO.)

Participant:

Date of Grant:	(“Date of Grant”)

Total Number of Shares Subject to this Option:	(Incentive Stock Option)

(Nonstatutory Stock Option)

Exercise Price:	$ per share

Expiration Date:

Vesting Schedule:

Subject to the Agreement, the Plan and the other terms and conditions set forth herein, this Option shall vest and become exercisable in accordance with the following schedule, so long as you remain continuously employed by the Company or its Affiliate from the Date of Grant through each vesting date:

Vesting Date	Aggregate Number of Shares Subject to this Option That Have Become Vested

Notwithstanding anything else herein or in the Plan, this Option shall become vested and exercisable with respect to 100% of the shares of Stock subject to this Option upon the consummation of a Change in Control.

[ADDITIONAL VESTING TERMS, AS APPLICABLE, TO BE ADDED]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Stock Option Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

HIGHPEAK ENERGY, INC.

By:
Name:
Title:

PARTICIPANT

Name: [●]

Signature Page to

Stock Option Grant Notice

EXHIBIT A

STOCK OPTION AGREEMENT

This Stock Option Agreement (together with the Grant Notice to which this Stock Option Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between HighPeak Energy, Inc., a Delaware corporation (the “Company”), and                 (the “Participant”).

1.     Defined Terms. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement, the following terms shall have the meanings specified below:

(a)     “Cause” means “cause” (or a term of like import) as defined under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “cause” (or a term of like import), Cause shall mean (i) the Participant’s material breach of any written agreement between the Participant and the Company or an Affiliate; (ii) the Participant’s material breach of any law applicable to the workplace or employment relationship, or the Participant’s material breach of any material policy or code of conduct established by the Company or an Affiliate applicable to the Participant, including the Company’s policies on discrimination, harassment and sexual harassment; (iii) the Participant’s gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant; (iv) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (v) the Participant’s willful failure or refusal, other than due to Disability to performance the Participant’s obligations or to follow any lawful directive from the Company, as determined by the Company; provided, however, that if the Participant’s action or omissions as set forth in clause (v) are of such a nature that the Company determines that they are curable by the Participant, such actions or omissions must remain uncured 30 days after the Company provides the Participant written notice of the obligation to cure such actions or omissions.

(b)     “Disability” means “disability” (or a term of like import) as defined under the Company’s long term disability plan or, in the absence of such plan, the severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “disability” (or a term of like import), Disability shall mean [the Participant is unable to perform the essential functions of the Participant’s position (after accounting for reasonable accommodation, if applicable and required by applicable law), due to physical or mental impairment or other incapacity that continues, or can reasonably be expected to continue, for a period in excess of 120 consecutive days or 180 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period. The determination of whether the Participant has incurred a Disability shall be made in good faith by the Company.

EXHIBIT A-1

(c)     “Good Reason” means “good reason” (or a term of like import) as defined under the Company’s severance plan covering the Participant or the Participant’s employment or severance agreement with the Company or an Affiliate or, in the absence of such a plan or agreement that defines “good reason” (or a term of like import), Good Reason shall mean (i) a material diminution in the Participant’s base salary; (ii) a material breach by the Company of any of its obligations under this Agreement; or (iii) the relocation of the geographic location of the Participant’s principal place of employment by more than 50 miles from the location of the Participant’s principal place of employment as of the Date of Grant. Notwithstanding the foregoing, any assertion by the Participant of a termination for Good Reason shall not be effective unless all of the following conditions are satisfied: (A) the condition described in foregoing clauses (i), (ii), or (iii) giving rise to the Participant’s termination of employment must have arisen without the Participant’s consent; (B) the Participant must provide written notice to the Company of the existence of such condition(s) within 30 days after the initial occurrence of such condition(s); (C) the condition(s) specified in such notice must remain uncorrected for 30 days following the Company’s receipt of such written notice; and (D) the date of the termination of the Participant’s employment must occur within 90 days after the initial occurrence of the condition(s) specified in such notice.

2.     Award. In consideration of the Participant’s past and/or continued employment with the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby irrevocably grants to the Participant the right and option (“Option”) to purchase all or any part of an aggregate of the number of shares of Stock set forth in the Grant Notice on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control.

3.     Exercise Price. The exercise price of each share of Stock subject to this Option shall be the exercise price set forth in the Grant Notice (the “Exercise Price”), which has been determined to be not less than the Fair Market Value of a share of Stock at the Date of Grant. For all purposes of this Agreement, the Fair Market Value of Stock shall be determined in accordance with the provisions of the Plan.

4.     Exercise of Option.

(a)     Subject to the earlier expiration of this Option as provided herein, this Option may be exercised, by (i) providing written notice to the Company in the form prescribed by the Committee from time to time at any time and from time to time after the Date of Grant, which notice shall be delivered to the Company in the form, and in the manner, designated by the Committee from time to time, and (ii) paying the Exercise Price in full in a manner permitted by Section 4(e); provided, however, that this Option shall be exercisable for no less than 50 shares of Stock and for more than the aggregate number of shares of Stock subject to this Option with respect to which this Option has become vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice or as provided in this Section 4.

(b)     This Option may be exercised only while the Participant remains an employee of the Company or an Affiliate and will terminate and cease to be exercisable upon a termination of the Participant’s employment with the Company or an Affiliate, except that:

(i)      Termination Due to Death or Disability. Upon a termination of the Participant’s employment with the Company or an Affiliate due to the Participant’s death or Disability, then the portion of this Option that is vested and exercisable may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is [•]1 following the date of such termination or (B) the Expiration Date set forth in the Grant Notice (the “Expiration Date”).

(ii)     Termination Without Cause or Resignation for Good Reason. Upon a termination of the Participant’s employment with the Company or an Affiliate (A) by the Company or an Affiliate without Cause or (B) by the Participant for Good Reason, then the portion of this Option that is vested and exercisable may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (x) the date that is [•]2 following the date of such termination or (y) the Expiration Date.

(iii)     Voluntary Resignation. Upon a termination of the Participant’s employment with the Company or an Affiliate by the Participant without Good Reason (except as set forth in Section 4(b)(iv)), then the portion of this Option that is vested and exercisable may be exercised by the Participant (or the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period ending on the earlier to occur of (A) the date that is [•]3 following the date of such termination or (B) the Expiration Date.

(iv)     Termination for Cause. Upon a termination of the Participant’s employment with the Company or an Affiliate (A) by the Company or an Affiliate for Cause or (B) that is a voluntary resignation by the Participant after the occurrence of an event that would be grounds for a termination of the Participant’s employment with the Company or an Affiliate by the Company or an Affiliate for Cause, then this Option shall immediately terminate and cease to be exercisable as of the date of such termination.

(v)     Extension of Exercisability. If the exercise of this Option within the applicable time periods set forth above is prevented by the provisions of Section 7, this Option will remain exercisable until 30 days after the date the Participant is notified by the Company that this Option is exercisable, but in any event no later than the Expiration Date. If a sale of shares acquired upon the exercise of this Option would subject the Participant to suit under Section 16(b) of the Exchange Act, then this Option will remain exercisable until the earliest to occur of (A) the 10th day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (B) the 190th day after the date of the Participant’s termination of employment, or (C) the Expiration Date set forth in the Grant Notice. The Company makes no representation as to the tax consequences of any such delayed exercise. The Participant should consult with the Participant’s own tax advisor as to the tax consequences of any such delayed exercise.

1 Note to Draft: This provision will vary between Participants.
2 Note to Draft: This provision will vary between Participants.
3 Note to Draft: This provision will vary between Participants.

(c)     This Option shall not be exercisable in any event after the Expiration Date set forth in the Grant Notice.

(d)     Notwithstanding any provision of this Agreement, the Grant Notice or the Plan to the contrary, if at any time after the Date of Grant, (i) this Option has become vested and exercisable in whole or in part; (ii) such vested and exercisable portion of this Option is scheduled to expire or terminate for any reason other than due to a termination of the Participant’s employment with the Company or an Affiliate by the Company or an Affiliate for Cause; and (iii) the then-current Fair Market Value of a share of Stock exceeds the sum of (A) the Exercise Price of this Option and (B) the minimum amount of taxes required to be withheld (if any) if the Participant were to exercise this Option at such time, then, unless the Participant (or, if applicable, the Participant’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) provides written notice to the Committee at least 10 business days prior to such scheduled expiration or termination date indicating that the Participant or such holder desires that this Option expire or terminate without any exercise of the portion of this Option (if any) that has become vested and exercisable, such vested and exercisable portion of this Option shall be automatically exercised as of the date of such scheduled expiration or termination through a “net issuance exercise” (as described in Section 4(e)(iii)) and the minimum amount of taxes required to be withheld (if any) upon such automatic exercise shall be satisfied by withholding shares of Stock otherwise issuable in connection with such exercise having a Fair Market Value equal to such amount (as described in Section 8).

(e)     The Exercise Price for the shares of Stock as to which this Option is exercised shall be paid in full at the time of exercise (i) in cash, by personal, certified or official bank check or by wire transfer of immediately available funds (including cash obtained through a broker assisted exercise), (ii) by delivery to the Company of a number of shares of Stock having a Fair Market Value as of the date of exercise equal to the Exercise Price, (iii) by “net issuance exercise” pursuant to which the Company reduces the number of shares of Stock otherwise deliverable upon exercise of this Option by a number of shares with an aggregate Fair Market Value equal to the aggregate Exercise Price at the time of exercise or (iv) any combination of the foregoing. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, the Participant shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock.

5.     Employment Relationship. For purposes of this Agreement, Participant shall be considered to be employed by the Company or an Affiliate as long as Participant remains an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new option for this Option. Without limiting the scope of the preceding sentence, it is expressly provided that Participant shall be considered to have terminated employment with the Company (a) when Participant ceases to be an employee of any of the Company, an Affiliate, or a corporation or other entity or a parent or subsidiary of such corporation or other entity assuming or substituting a new option for this Option or (b) at the time of the termination of the “Affiliate” status under the Plan of the corporation or other entity that employs Participant.

6.     Non-Transferability.  Except as otherwise set forth in Section 7(a) of the Plan, this Option shall not be Transferable by the Participant other than by will or by the laws of descent and distribution, and this Option shall be exercisable, during the Participant’s lifetime, only by the Participant. Any attempted Transfer of this Option shall be null and void and of no effect, except to the extent that such Transfer is permitted by the preceding sentence.

7.     Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the grant of this Option and the issuance of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. This Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, this Option may not be exercised unless (a) a registration statement under the Securities Act is at the time of exercise of this Option in effect with respect to the shares issuable upon exercise of this Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of this Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THIS OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THIS OPTION WHEN DESIRED EVEN THOUGH THIS OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares subject to this Option will relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority has not been obtained. As a condition to the exercise of this Option, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8.     Tax Withholding. To the extent that the receipt, vesting or exercise of this Option results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Option, which arrangements include the delivery of cash or cash equivalents, Stock (including previously owned Stock, net exercise, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Option), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net exercise or the surrender of previously owned Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Option, as determined by the Committee. Any fraction of a share of Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this Option or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

9.     Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the SEC, any applicable laws or the requirements of any stock exchange on which the Stock is then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

10.     Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.

11.     Notice of Sales Upon Disqualifying Disposition of ISO. If this Option is designated as an ISO in the Grant Notice, the Participant must comply with the provisions of this Section 11. The Participant must promptly notify the [Chief Financial Officer] of the Company if the Participant disposes of any of the shares acquired pursuant to this Option within one year after the date the Participant exercises all or part of this Option or within two years after the Date of Grant. Until such time as the Participant disposes of such shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, the Participant must hold all shares acquired pursuant to this Option in the Participant’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of this Option and the two-year period immediately after the Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to this Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The Participant’s obligation to notify the Company of any such transfer will continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

12.     No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of this Option thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of this Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

13.     Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

14.     Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate.

15.     No Guarantee of Interests. The Board, the Committee and the Company do not guarantee the Stock of the Company from loss or depreciation.

16.     Company Records. Records of the Company regarding the Participant’s service and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

17.     Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):

HighPeak Energy, Inc.
Attn: Chief Financial Officer

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

If to the Participant, at the Participant’s last known address on file with the Company.

Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

18.     Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

19.     Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the Person(s) to whom this Option may be transferred by will or the laws of descent or distribution.

20.     Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

21.     Interpretation. The titles and headings of paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

22.     Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW. With respect to any claim or dispute related to or arising under this Agreement, Participant hereby consents to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in Tarrant County, Texas. The parties hereto waive, to the fullest extent permitted by law, any defenses to venue and jurisdiction in Tarrant County, Texas.

23.     Company Recoupment of Awards. A Participant’s rights with respect to this Option shall in all events be subject to (a) any right that the Company may have under any Company clawback or recoupment policy or other agreement or arrangement with a Participant and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder form time to time by the SEC.

24.     Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

25.     Acknowledgements Regarding the Nonqualified Deferred Compensation Rules and Section 422 of the Code. The Participant understands that if the Exercise Price of the Stock under this Option is less than the Fair Market Value of such Stock on the date of grant of this Option, then the Participant may incur adverse tax consequences under the Nonqualified Deferred Compensation Rules and Section 422 of the Code. The Participant acknowledges and agrees that (a) the Participant is not relying upon any determination by the Company, any Affiliate or any of their respective employees, directors, managers, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Stock on the date of grant of this Option, (b) the Participant is not relying upon any written or oral statement or representation of any of the Company Parties regarding the tax effects associated with the Participant’s execution of this Agreement and the Participant’s receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, the Participant is relying on the Participant’s own judgment and the judgment of the professionals of the Participant’s choice with whom the Participant has consulted. The Participant hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Participant’s execution of this Agreement and his receipt, holding and exercise of this Option.

26.     ISO Limitations. If this Option is intended to be an ISO, then in the event this Option (and all other options designed pursuant to Section 422 of the Code granted to the Participant by the Company or any parent or subsidiary of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined as of the Date of Grant of the applicable option) that exceeds $100,000, the shares subject to such option in excess of $100,000 shall be treated as a Nonstatutory Stock Option.

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